UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and telephone number, including area code	State or other jurisdiction of incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information disclosed in Item 2.03 of this Current Report on Form 8-K regarding the Agent Accession Letter (as defined below) is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 7, 2020, Washington Gas Light Company (the “Company”) entered into (i) an Agent Accession Letter (the “Agent Accession Letter”) with Wells Fargo Securities, LLC and Scotia Capital (USA) Inc. to the Distribution Agreement, dated January 8, 2019, between the Company and Truist Securities, Inc. (formerly known as BB&T Capital Markets, a division of BB&T Securities, LLC), as supplemented by that certain Agent Accession Letter, dated September 10, 2019, among the Company, MUFG Securities Americas Inc., TD Securities (USA) LLC, CIBC World Markets Corp., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and The Williams Capital Group, L.P., and (ii) a Terms Agreement (the “Terms Agreement”) with Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively with CIBC World Markets Corp., MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., the “Agents”), as representatives of the Agents, pursuant to which the Company offered $100,000,000 aggregate principal amount of its 3.65% Medium Term Notes, Series L due September 15, 2049 (the “Notes”) under its medium-term notes program. The Notes were offered to the public at 116.606% of par plus accrued interest from and including September 15, 2020 to, but excluding, December 10, 2020, and proceeds to the Company, net of commissions, were $115,856,000 (excluding expenses), which amount does not include the amount of accrued interest that must be paid by the purchasers of the Notes. The issuance and sale of the Notes were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-224669) filed by the Company. The Notes were issued pursuant to a reopening of the Company’s 3.65% Medium Term Notes, Series L due September 15, 2049, $300,000,000 aggregate principle amount of which was issued on September 13, 2019, for a total aggregate principal amount outstanding of $400,000,000.

As described in the Terms Agreement, the Notes are subject to redemption at the Company’s option at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Terms Agreement) plus a make-whole call premium of 25 basis points, plus, in either such case, accrued and unpaid interest on the principal of such Notes to, but excluding, the date of redemption. At any time on and after March 15, 2049, the Company may redeem the Notes on any date or dates, in whole or from time to time in part, at 100% of the principal amount of such Notes, plus accrued and unpaid interest on the principal amount of such Notes to, but excluding, the date of redemption.

The Notes were issued pursuant to that certain Indenture (the “Base Indenture”), dated as of September 1, 1991, as amended by that certain Supplemental Indenture (the “Supplemental Indenture”), dated as of September 1, 1993, each between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The offering of the Notes closed on September 13, 2019.

The foregoing descriptions of the Agent Accession Letter, the Terms Agreement, the Indenture, the Supplemental Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Agent Accession Letter, the Terms Agreement, the Base Indenture, the Supplemental Indenture and the Form of Unsecured Note, copies of which are filed as Exhibits 1.1, 1.2, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

1.1*	Agent Accession Letter, dated December 7, 2020, among Washington Gas Light Company and Wells Fargo Securities, LLC and Scotia Capital (USA) Inc.

1.2*	Terms Agreement, dated December 7, 2020, among Washington Gas Light Company and Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the Agents.

4.1	Indenture, dated September 1, 1991, between Washington Gas Light Company and The Bank of New York (incorporated by reference to Exhibit 4 to Form 8-K, dated September 19, 1991, in File No. 1-1483).(P)

4.2	Supplemental Indenture to Indenture, dated September 1, 1993, between Washington Gas Light Company and The Bank of New York (incorporated by reference to Exhibit 4 to Form 8-K, dated September 1, 1993, in File No. 1-1483).(P)

4.3	Form of Unsecured Notes (incorporated by reference to Exhibit 4.2/4.3 to Form 8-K, dated September 19, 1991, in File No. 1-1483).(P)

5.1*	Opinion of Morrison & Foerster LLP

23.1*	Consent of Morrison & Foerster LLP (included in Exhibit No. 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)

Date: December 10, 2020	/s/ Douglas I. Bonawitz
Douglas I. Bonawitz
Senior Vice President, Chief Financial Officer, and Treasurer
(Principal Accounting Officer)